Acura Pharmaceuticals Announces Return of Product Rights

Palatine, IL - (April 10, 2014) - Acura Pharmaceuticals, Inc. (NASDAQ: ACUR), a specialty pharmaceutical company developing products intended to address medication abuse and misuse, announced today a letter agreement with Pfizer Inc. providing for the termination of Pfizer’s license to Acura’s AVERSION® Technology and the return to Acura of the FDA approved Oxecta® (oxycodone HCl) product. The letter agreement provides that Acura will make a one-time payment of $2.0 million to Pfizer. The license termination is effective April 9, 2014. The AVERSION® Technology utilizes a proprietary mixture of inactive ingredients to discourage tampering of a product for abusive purposes.

“We are pleased that we have been able to reach agreement on acceptable terms for the license termination,” said Bob Jones, President and Chief Executive Officer of Acura Pharmaceuticals. Mr. Jones further added, “We are currently evaluating our strategic options for the returned product and our other AVERSION® Technology products in development, which may include a re-launch under a new brand name in partnership with another pharmaceutical company.”

The Company will host a conference call to discuss our strategies for the product going forward on Friday, April 11, 2014 at 8:30 am ET. To participate in the live conference call, please dial 1-888-556-4997 (U.S. and Canada) five to ten minutes prior to the start of the call. The participant passcode is 9666652

About Acura Pharmaceuticals

Acura Pharmaceuticals is a specialty pharmaceutical company engaged in the research, development and commercialization of product candidates intended to address medication abuse and misuse, utilizing its proprietary AVERSION® and IMPEDE® Technologies. AVERSION® contains polymers that cause the drug to gel when dissolved; it also contains compounds that irritate the nasal passages. IMPEDE® is designed to disrupt the processing of pseudoephedrine from tablets into methamphetamine.

In June 2011, the U.S. Food and Drug Administration approved OXECTA® (oxycodone HC1 tablets) which incorporates the AVERSION® technology. The Company has a development pipeline of additional AVERSION® technology products containing other opioids.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to, our ability to enter into a license agreement for our Aversion oxycodone product, our and our licensee’s ability to successfully launch and commercialize our products and technologies including our Aversion oxycodone and NEXAFED® Tablets, the price discounting that may be offered by our licensee for Aversion oxycodone, our or our licensee’s ability to obtain commercial supplies of Aversion oxycodone from a third party contract manufacturer, our and our licensee’s ability to obtain necessary regulatory approvals and commercialize products utilizing our technologies and the market acceptance of and competitive environment for any of our products, the willingness of wholesalers and pharmacies to stock NEXAFED® Tablets, expectations regarding the terms and payments under any license agreement for our products, expectations regarding potential market share for our products and the timing of first sales, our ability to enter into additional license agreements for our AVERSION® Technology product candidates, our exposure to product liability and other lawsuits in connection with the commercialization of our products, the increasing cost of insurance and the availability of product liability insurance coverage, the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties, and the ability of our patents to protect our products from generic competition, our ability to protect and enforce our patent rights in any paragraph IV patent infringement litigation, and the ability to fulfill the FDA requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date, the results of laboratory and clinical studies we may complete in the future to support FDA approval of our product candidates and the sufficiency of our development to meet OTC Monograph standards as applicable, the adequacy of the development program for our product candidates, including whether additional clinical studies will be required to support FDA approval of our product candidates, changes in regulatory requirements, adverse safety findings relating to our product candidates, whether the FDA will agree with our analysis of our clinical and laboratory studies and how it may evaluate the results of these studies or whether further studies of our product candidates will be required to support FDA approval, whether or when we are able to obtain FDA approval of labeling for our product candidates for the proposed indications and will be able to promote the features of our abuse discouraging technologies, whether our product candidates will ultimately deter abuse in commercial settings and whether our Impede technology will disrupt the processing of pseudoephedrine into methamphetamine. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “indicates,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our filings with the Securities and Exchange Commission.

Contact:

for Acura Investor Relations

investors@acurapharm.com

847-705-7709

for Acura Media Relations

pr@acurapharm.com

847-705-7709